EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Matrix Service Company of our reports dated August 4, 2009, appearing in this Annual Report on Form 10-K of Matrix Service Company for the year ended May 31, 2009:

Registration Statement on Form S-3 (Registration No. 333-156814) related to the registration of $400,000,000 of Common Stock, Preferred Stock, Debt Securities, Warrants and Units

Registration Statement on Form S-3 (File No. 333-129155) related to the registration of 2,307,692 shares of Common Stock

Registration Statement on Form S-8 (File No. 33-36081) related to the Matrix Service Company 1990 Incentive Stock Option Plan

Registration Statement on Form S-8 (File No. 333-56945) related to the Matrix Service Company 1991 Incentive Stock Option Plan, as amended

Registration Statement of Form S-8 (File No. 333-02771) related to the Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan

Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan

/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma

August 4, 2009